UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section l3 and l5(d) of the
Securities Exchange Act of l934

June 2, 2004

Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000 - 50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Chicago, Illinois   60611

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

Final Underwriting Agreement

On May 27, 2004, the Registrant agreed to sell 4,500,000 shares of its common stock at a price of $11.50 per share to the public in its initial public offering through William Blair & Company, Thomas Weisel Partners and the other underwriters who are members of the underwriting syndicate (collectively, the “Underwriters”).  The offering closed on June 2, 2004.  The Underwriters also have an option to purchase up to 500,000 additional shares of common stock, 166,667 of which are from the Registrant and 333,333 of which are from a selling stockholder.  This over-allotment option has been exercised in its entirety and closed on June 16, 2004.

The final version of the Underwriting Agreement among the Company, the Underwriters and the selling stockholder is filed herewith as Exhibit 1.1.

Second Amended and Restated Articles of Incorporation

Effective as of June 2, 2004, the Registrant adopted the Second Amended and Restated Articles of Incorporation filed herewith as Exhibit 3.1.

Amended and Restated Bylaws

Effective as of June 2, 2004, the Registrant adopted the Amended and Restated By-laws filed herewith as Exhibit 3.2.

Closing of New Senior Credit Facility

On June 2, 2004, the Registrant entered into a new $90 million credit facility co-arranged by LaSalle National Bank Association and Wells Fargo Bank, N.A., a copy of which is filed herewith as Exhibit 10.1.

Exercise of Underwriters’ Over-Allotment Option

On June 16, 2004, the Registrant issued the press release filed herewith as Exhibit 99.1.

Item 5.  Financial Statement and Exhibits.

EXHIBIT	DESCRIPTION OF EXHIBIT

1.1	Underwriting Agreement dated May 27, 2005, among the Company, the Underwriters, Steamboat Industries LLC and John V. Holten.

3.1	Second Amended and Restated Certificate of Incorporation of the Company filed on June 2, 2004.

3.2	Amended and Restated By-Laws of the Company effective as of June 2, 2004.

10.1	Credit Agreement, dated June 2, 2004 among the Company, Various Financial Institutions, LaSalle Bank National Association and Wells Fargo Bank, N.A.

99.1	Press Release regarding exercise of the Underwriters’ overallotment option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: June 16, 2004	By:	/s/ DANIEL R. MEYER
Daniel R. Meyer,
Senior Vice President

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

1.1	Underwriting Agreement dated May 27, 2005, among the Company, the Underwriters, Steamboat Industries LLC and John V. Holten.

3.1	Second Amended and Restated Certificate of Incorporation of the Company filed on June 2, 2004.

3.2	Amended and Restated By-Laws of the Company effective as of June 2, 2004.

10.1	Credit Agreement, dated June 2, 2004 among the Company, Various Financial Institutions, LaSalle Bank National Association and Wells Fargo Bank, N.A.

99.1	Press Release regarding exercise of the Underwriters’ overallotment option.